Exhibit 5.1
August 1, 2011
HCA Inc.
One Park Plaza
Nashville, Tennessee 37203
Ladies and Gentlemen:
     We have acted as counsel to HCA Inc., a Delaware corporation (the “Company”), HCA Holdings, Inc., a Delaware corporation and the direct parent of the Company (“Holdings” or the “Parent Guarantor”) and the subsidiaries of the Company listed on Schedules I and II hereto (collectively, the “Subsidiary Guarantors” and, together with the Parent Guarantor, the “Guarantors”) in connection with the Registration Statement on Form S-3 (File No. 333-175791) (the “Registration Statement”) filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the issuance thereunder by the Company of (i) $2,000,000,000 aggregate principal amount of 7.50% Senior Notes due 2022 (the “Unsecured Notes”), unconditionally guaranteed (each, an “Unsecured Note Guarantee,” and collectively, the “Unsecured Note Guarantees”) on a senior unsecured basis by the Parent Guarantor and (ii) $3,000,000,000 aggregate principal amount of 6.50% Senior Secured Notes due 2020 (the “Secured Notes” and, together with the “Unsecured Notes,” the “Notes”), unconditionally guaranteed (each, a “Secured Note Guarantee,” and collectively, the “Secured Note Guarantees” and, together with the “Unsecured Note Guarantees,” the “Guarantees”) (a) jointly and severally, on a senior secured basis by each of the Subsidiary Guarantors and (b) on a senior unsecured basis by the Parent

Guarantor, pursuant to the Underwriting Agreement, dated July 26, 2011, among the Company, the Parent Guarantor, the Subsidiary Guarantors and the underwriters named therein (the “Underwriting Agreement”).
     We have examined the Registration Statement as it became effective under the Act; the prospectus dated July 26, 2011 (the “Base Prospectus”), as supplemented by the prospectus supplement dated July 26, 2011 (the “Final Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), filed by the Company and the Guarantors pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act; the Indenture, dated as of August 1, 2011 (the “Base Indenture”) among the Company, Holdings, Law Debenture Trust Company of New York, as trustee (the “Trustee”) and Deutsche Bank Trust Company Americas, as registrar, paying agent and transfer agent (in each capacity, the “Registrar”), as supplemented by the Supplemental Indenture No. 1, dated as of August 1, 2011 (together with the Base Indenture, the “Unsecured Notes Indenture”), among the Company, the Parent Guarantor, the Trustee (in such capacity, the “Unsecured Notes Trustee”) and the Registrar and the Supplemental Indenture No. 2, dated as of August 1, 2011 (together with the Base Indenture, the “Secured Notes Indenture”), among the Company, the Guarantors, the Trustee (in such capacity, the “Secured Notes Trustee”) and the Registrar; duplicates of the global notes representing the Notes; and the Underwriting Agreement.
     We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.
     In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that the Unsecured Notes Indenture and the Secured Notes Indenture are the valid and legally binding obligations of the Unsecured Notes Trustee and the Secured Notes Trustee, as applicable.
     We have assumed further that (1) each of the Subsidiary Guarantors listed on Schedule I (the “Schedule I Guarantors”) has duly authorized, executed, delivered and/or issued, as applicable, the Secured Notes Indenture and Secured Notes Guarantees in accordance with the law of the jurisdiction in which it was organized, (2) the execution, delivery and performance by each of the Schedule I Guarantors of the Secured Notes Indenture and Secured Notes Guarantees do not and will not violate the certificate of incorporation, certificate of formation, certificate of limited partnership, by laws, limited liability company agreement, limited partnership agreement or partnership agreement, as the case may be, of the Schedule I Guarantors or the law of the jurisdiction in which each such Schedule I Guarantor is organized or any other applicable law (excepting the law of the State of New York and the federal laws of the United States) and (3) the execution, delivery and performance by the Company and the Guarantors of the Indentures and the Guarantees will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Holdings or any of its subsidiaries is a party or by which Holdings or any of its subsidiaries is bound or to which any of the property or assets of Holdings or any of its subsidiaries is subject.

     Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:
1.	Assuming due authentication of the Notes by the Unsecured Notes Trustee and the Secured Notes Trustee, as applicable, the Notes constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2.	Assuming due authentication of the Notes by the Unsecured Notes Trustee and the Secured Notes Trustee, as applicable, the Guarantees constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.
     Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.
     We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such laws of Delaware).
     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal matters” in the Prospectus included in the Registration Statement.

Very truly yours,
/s/ Simpson Thacher & Bartlett LLP
SIMPSON THACHER & BARTLETT LLP

Schedule I
Guarantors Incorporated or Formed in Jurisdictions Other Than
the State of Delaware or Constituting Delaware General Partnerships
or Delaware Limited Liability Partnerships

Jurisdiction of
Incorporation or
Entity Name	Formation
Bay Hospital, Inc.	FL
Brigham City Community Hospital, Inc.	UT
Brookwood Medical Center of Gulfport, Inc.	MS
Capital Division, Inc.	VA
Central Florida Regional Hospital, Inc.	FL
Central Shared Services, LLC	VA
Central Tennessee Hospital Corporation	TN
Chippenham & Johnston-Willis Hospitals, Inc.	VA
Colorado Health Systems, Inc.	CO
Columbia ASC Management, L.P.	CA
Columbia Jacksonville Healthcare System, Inc.	FL
Columbia LaGrange Hospital, Inc.	IL
Columbia Medical Center of Arlington Subsidiary, L.P.	TX
Columbia Medical Center of Denton Subsidiary, L.P.	TX
Columbia Medical Center of Las Colinas, Inc.	TX
Columbia Medical Center of Lewisville Subsidiary, L.P.	TX
Columbia Medical Center of McKinney Subsidiary, L.P.	TX
Columbia Medical Center of Plano Subsidiary, L.P.	TX
Columbia North Hills Hospital Subsidiary, L.P.	TX
Columbia Ogden Medical Center, Inc.	UT
Columbia Parkersburg Healthcare System, LLC	WV
Columbia Plaza Medical Center of Fort Worth Subsidiary, L.P.	TX
Columbia Polk General Hospital, Inc.	GA
Columbia Riverside, Inc.	CA
Columbia/Alleghany Regional Hospital, Incorporated	VA
Columbia/HCA John Randolph, Inc.	VA
Columbine Psychiatric Center, Inc.	CO
Columbus Cardiology, Inc.	GA
Conroe Hospital Corporation	TX
Dauterive Hospital Corporation	LA
Dublin Community Hospital, LLC	GA
Eastern Idaho Health Services, Inc.	ID
Edward White Hospital, Inc.	FL
El Paso Surgicenter, Inc.	TX
Encino Hospital Corporation, Inc.	CA

Jurisdiction of
Incorporation or
Entity Name	Formation
Fairview Park, Limited Partnership	GA
Frankfort Hospital, Inc.	KY
Galen Property, LLC	VA
Green Oaks Hospital Subsidiary, L.P.	TX
Greenview Hospital, Inc.	KY
HCA Central Group, Inc.	TN
HCA Health Services of Florida, Inc.	FL
HCA Health Services of Louisiana, Inc.	LA
HCA Health Services of Oklahoma, Inc.	OK
HCA Health Services of Tennessee, Inc.	TN
HCA Health Services of Virginia, Inc.	VA
HCA Realty, Inc.	TN
HD&S Corp. Successor, Inc.	FL
Health Midwest Office Facilities Corporation	MO
Health Midwest Ventures Group, Inc.	MO
Hendersonville Hospital Corporation	TN
Hospital Corporation of Tennessee	TN
Hospital Corporation of Utah	UT
HSS Virginia, L.P.	VA
HTI Memorial Hospital Corporation	TN
Integrated Regional Lab, LLC	FL
Integrated Regional Laboratories, LLP	DE
KPH-Consolidation, Inc.	TX
Largo Medical Center, Inc.	FL
Las Vegas Surgicare, Inc.	NV
Lawnwood Medical Center, Inc.	FL
Lewis-Gale Hospital, Incorporated	VA
Lewis-Gale Physicians, LLC	VA
Los Robles Regional Medical Center	CA
Marietta Surgical Center, Inc.	GA
Marion Community Hospital, Inc.	FL
MCA Investment Company	CA
Memorial Healthcare Group, Inc.	FL
Midwest Division — RBH, LLC	MO
Montgomery Regional Hospital, Inc.	VA
Mountain View Hospital, Inc.	UT
National Patient Account Services, Inc.	TX
Nashville Shared Services General Partnership	DE
New Port Richey Hospital, Inc.	FL
New Rose Holding Company, Inc.	CO
North Florida Immediate Care Center, Inc.	FL

Jurisdiction of
Incorporation or
Entity Name	Formation
North Florida Regional Medical Center, Inc.	FL
Northern Utah Healthcare Corporation	UT
Northern Virginia Community Hospital, LLC	VA
Northlake Medical Center, LLC	GA
Notami Hospitals of Louisiana, Inc.	LA
Okaloosa Hospital, Inc.	FL
Okeechobee Hospital, Inc.	FL
Palmyra Park Hospital, Inc.	GA
Pasadena Bayshore Hospital, Inc.	TX
Pulaski Community Hospital, Inc.	VA
Redmond Park Hospital, LLC	GA
Redmond Physician Practice Company	GA
The Regional Health System of Acadiana, LLC	LA
Retreat Hospital, LLC	VA
Rio Grande Regional Hospital, Inc.	TX
Riverside Healthcare System, L.P.	CA
Sarasota Doctors Hospital, Inc.	FL
Southern Hills Medical Center, LLC	NV
Spotsylvania Medical Center, Inc.	VA
Spring Branch Medical Center, Inc.	TX
Spring Hill Hospital, Inc.	TN
St. Mark’s Lone Peak Hospital, Inc.	UT
Sun City Hospital, Inc.	FL
Sunrise Mountainview Hospital, Inc.	NV
Surgicare of Brandon, Inc.	FL
Surgicare of Florida, Inc.	FL
Surgicare of Houston Women’s, Inc.	TX
Surgicare of Manatee, Inc.	FL
Surgicare of New Port Richey, Inc.	FL
Surgicare of Palms West, LLC	FL
Surgicare of Riverside, LLC	CA
Tallahassee Medical Center, Inc.	FL
TCMC Madison-Portland, Inc.	TN
Terre Haute MOB, L.P.	IN
Timpanogos Regional Medical Services, Inc.	UT
VH Holdco, Inc.	NV
VH Holdings, Inc.	NV
Virginia Psychiatric Company, Inc.	VA
W & C Hospital, Inc.	TX
Walterboro Community Hospital, Inc.	SC
West Florida Regional Medical Center, Inc.	FL

Jurisdiction of
Incorporation or
Entity Name	Formation
West Valley Medical Center, Inc.	ID
Western Plains Capital, Inc.	NV
WHMC, Inc.	TX
Woman’s Hospital of Texas, Incorporated	TX

Schedule II
Guarantors That Are Corporations, Limited Liability Companies or Limited
Partnerships Incorporated or Formed in the State of Delaware

Jurisdiction of
Incorporation or
Entity Name	Formation
American Medicorp Development Co.	Delaware
Centerpoint Medical Center of Independence, LLC	Delaware
CHCA Bayshore, L.P.	Delaware
CHCA Conroe, L.P.	Delaware
CHCA Mainland, L.P.	Delaware
CHCA West Houston, L.P.	Delaware
CHCA Woman’s Hospital, L.P.	Delaware
CMS GP, LLC	Delaware
Columbia Rio Grande Healthcare, L.P.	Delaware
Columbia Valley Healthcare System, L.P.	Delaware
Dallas/Ft. Worth Physician, LLC	Delaware
EP Health, LLC	Delaware
Fairview Park GP, LLC	Delaware
Good Samaritan Hospital, L.P.	Delaware
Goppert-Trinity Family Care, LLC	Delaware
GPCH-GP, Inc.	Delaware
Grand Strand Regional Medical Center, LLC	Delaware
HCA — IT&S Field Operations, Inc.	Delaware
HCA — IT&S Inventory Management, Inc.	Delaware
HCA Management Services, L.P.	Delaware
Hospital Development Properties, Inc.	Delaware
HSS Holdco, LLC	Delaware
HSS Systems VA, LLC	Delaware
HSS Systems, LLC	Delaware
HTI MOB, LLC	Delaware
JFK Medical Center Limited Partnership	Delaware
Lakeland Medical Center, LLC	Delaware
Lakeview Medical Center, LLC	Delaware
Lewis-Gale Medical Center, LLC	Delaware
Management Services Holdings, Inc.	Delaware
Medical Centers of Oklahoma, LLC	Delaware
Medical Office Buildings of Kansas, LLC	Delaware
Midwest Division — ACH, LLC	Delaware
Midwest Division — LRHC, LLC	Delaware
Midwest Division — LSH, LLC	Delaware
Midwest Division — MCI, LLC	Delaware

Jurisdiction of
Incorporation or
Entity Name	Formation
Midwest Division — MMC, LLC	Delaware
Midwest Division — OPRMC, LLC	Delaware
Midwest Division — PFC, LLC	Delaware
Midwest Division — RMC, LLC	Delaware
Midwest Division — RPC, LLC	Delaware
Midwest Holdings, Inc.	Delaware
Notami Hospitals, LLC	Delaware
Outpatient Cardiovascular Center of Central Florida, LLC	Delaware
Palms West Hospital Limited Partnership	Delaware
Plantation General Hospital, L.P.	Delaware
Reston Hospital Center, LLC	Delaware
Riverside Hospital, Inc.	Delaware
Samaritan, LLC	Delaware
San Jose Healthcare System, LP	Delaware
San Jose Hospital, L.P.	Delaware
San Jose Medical Center, LLC	Delaware
San Jose, LLC	Delaware
SJMC, LLC	Delaware
Terre Haute Hospital GP, Inc.	Delaware
Terre Haute Hospital Holdings, Inc.	Delaware
Terre Haute Regional Hospital, L.P.	Delaware
Trident Medical Center, LLC	Delaware
Utah Medco, LLC	Delaware
Wesley Medical Center, LLC	Delaware